                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                          COLLECTION PERIOD: APRIL 2000


DISTRIBUTION DATE:
                  05/22/2000


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STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                              Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                     Amounts
                                                                                                             ----------------------
     (i)        Principal Distribution
                ----------------------
                     Class A-1                                                                    $0.00             $0.000000
                     Class A-2                                                           $36,891,066.69            $72.620210
                     Class A-3                                                                    $0.00             $0.000000
                     Class A-4                                                                    $0.00             $0.000000
                     Class B Amount                                                               $0.00             $0.000000

     (ii)       Interest Distribution
                ---------------------
                     Class A-1                                                                    $0.00             $0.000000
                     Class A-2                                                              $362,679.47             $0.713936
                     Class A-3                                                            $1,892,000.00             $4.300000
                     Class A-4                                                            $1,051,830.00             $4.350000
                     Class B Amount                                                         $382,415.48             $4.683333

     (iii)       Monthly Servicing Fee                                                      $705,558.11
                 ---------------------
                     Monthly Supplemental Servicing Fee                                           $0.00

     (iv)       Class A-1 Principal Balance (end of Collection Period)                            $0.00
                Class A-1 Pool Factor (end of Collection Period)                               0.000000%
                Class A-2 Principal Balance (end of Collection Period)                   $46,324,108.66
                Class A-2 Pool Factor (end of Collection Period)                               9.118919%
                Class A-3 Principal Balance (end of Collection Period)                  $440,000,000.00
                Class A-3 Pool Factor (end of Collection Period)                             100.000000%
                Class A-4 Principal Balance (end of Collection Period)                  $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                             100.000000%
                Class B Principal Balance (end of Collection Period)                     $81,654,551.40
                Class B Pool Factor (end of Collection Period)                               100.000000%

     (v)        Pool Balance (end of Collection Period)                                 $809,778,660.06

     (vi)       Interest Carryover Shortfall
                ----------------------------
                     Class A-1                                                                    $0.00             $0.000000
                     Class A-2                                                                    $0.00             $0.000000
                     Class A-3                                                                    $0.00             $0.000000
                     Class A-4                                                                    $0.00             $0.000000
                     Class B                                                                      $0.00             $0.000000
                Principal Carryover Shortfall
                     Class A-1                                                                    $0.00             $0.000000
                     Class A-2                                                                    $0.00             $0.000000
                     Class A-3                                                                    $0.00             $0.000000
                     Class A-4                                                                    $0.00             $0.000000
                     Class B                                                                      $0.00             $0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                      $57,327,016.70
                     Class B Amount                                                               $0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the
                        Seller or the Servicer                                           $28,467,082.98

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